Exhibit 10.25.3

Date:        November 24, 2014

To:	Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, NY 10591-6707

Attention:	Dominick Agron
Vice President & Treasurer
777 Old Saw Mill River Road
Tarrytown, NY 10591-6707

Facsimile:	(914) 847-5892

From:	Credit Suisse Capital LLC
Eleven Madison Avenue
New York, NY 10010

With Credit Suisse Securities (USA) LLC as agent
Eleven Madison Avenue
New York, NY 10010

Re:	Third Amendment of the Warrant Transaction between Credit Suisse Capital LLC and Regeneron Pharmaceuticals, Inc.
________________________________________________________________________

Dear Sir/Madam:

Credit Suisse Capital LLC (“CS”) and Regeneron Pharmaceuticals, Inc. (“Issuer”) are parties to a warrant transaction pursuant to a November 13, 2013 assignment by Credit Suisse International, an affiliate of Dealer, to CS of such warrant transaction. The warrant transaction is evidenced by the Master Terms and Conditions for Base Warrants Issued by Regeneron Pharmaceuticals, Inc. dated as of October 18, 2011, supplemented by the written confirmation dated as of October 18, 2011 (the “Confirmation”) and amended by the Amendments dated as of May 14, 2014 and dated as of November 19, 2014. Terms used herein but are not otherwise defined shall have meanings assigned to them in the Warrant Confirmation.

Upon the effectiveness of this Amendment, all references in the Confirmation to the “Number of Warrants” will be deemed to be to the Number of Warrants as amended hereby and all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby.

1. Amendments. Effective upon payment of the Amendment Payment on the Payment Date (as defined below), the Number of Warrants for each Component of the Transaction shall be reduced by 1/80th of the Applicable Number of Warrants (as defined below), with each such Number of Warrants rounded up to the nearest whole number, except that the Number of Warrants for the Component with the latest Expiration Date shall be reduced by the aggregate number resulting from such rounding.

2. Amendment Payment. In consideration of the amendment of the Transaction, Issuer agrees to pay to CS on the Payment Date an amount in USD (the “Amendment Payment”).

Applicable Number of Warrants:    164,409

Amendment Payment Amount:        USD 50,790,974.98

Payment Date:                November 26, 2014

3. Representations and Warranties.

(a)     Each party represents to the other party that:

(i)    It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(ii)    It has the power to execute this Amendment and any other documentation relating to this Amendment to which it is a party, to deliver this Amendment and any other documentation relating to this Amendment that it is required by this Amendment to deliver and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance.

(iii)    Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(iv)    All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v)    Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)     Issuer represents and warrants to and for the benefit of CS as follows:

(i)    (A) On each of November 21st, 2014 and the date hereof, Issuer is not aware of any material non-public information regarding Issuer or the Shares and (B) its most recent Annual Report on Form 10-K, taken together with all reports and other documents subsequently filed by Issuer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)    On the date hereof and on the Payment Date, (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(iii)    Issuer acknowledges its responsibilities under applicable federal securities laws, including, without limitation, Rule 10b-5 under the Exchange Act, in relation to the Transaction and its amendment.

4. No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

6. Governing Law. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it in the manner indicated in the attached cover letter.

CREDIT SUISSE CAPITAL LLC

By: /s/ Louis J. Impellizeri
Name:    Louis J. Impellizeri
Title:    Authorized Signatory
By: /s/ Barry Dixon
Name:    Barry Dixon
Title:    Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC, as agent for Credit Suisse Capital LLC

By: /s/ Emilie Blay
Name:    Emilie Blay
Title:    Vice President

Agreed and Accepted By:

REGENERON PHARMACEUTICALS, INC.

By: /s/ Dominick Agron
Name: Dominick Agron
Title: Vice President & Treasurer

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